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                                                                    EXHIBIT 99.1

                   QUEPASA.COM, INC. ANNOUNCES CHANGE IN DATE
                          OF ANNUAL SHAREHOLDER MEETING


PHOENIX--January 10, 2002-- quepasa.com, inc. (Pink Sheets: PASA) today announced that it had changed the date of its annual meeting of shareholders to February 28, 2002 at 10:00 a.m. (Nevada time). The meeting will be held at Glen Eagles, 3700 North Carson Street, Carson City, Nevada. Holders of record at the close of business on January 28, 2002 are entitled to vote at the annual meeting. At the meeting, shareholders will elect directors and vote on the previously announced merger with Great Western Land and Recreation, Inc. quepasa previously announced a meeting date of February 11, 2002 and a record date of January 7, 2002. The change was made to provide more time to respond to the recent litigation filed by two quepasa shareholders.

The statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in quepasa.com's documents filed with the Securities and Exchange Commission.

Contact information: quepasa.com, Inc. Rob Taylor (480) 949-3749